                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 OCTOBER 1, 2003

                                  BESTWAY, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                         0-8568                      81-0332743
 (State or other                  (Commission                  (IRS employer
 jurisdiction of                  file number)               identification no.)
incorporation or
  organization)

                        7800 STEMMONS FREEWAY, SUITE 320
                               DALLAS, TEXAS 75247
              (Address and zip code of principal executive offices)

               Registrant's telephone number, including area code:
                                 (214) 630-6655

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ITEM 5.           OTHER EVENTS

         Pursuant to the Second Amended and Restated Revolving Credit Loan Agreement, by and among the Company, Comerica Bank, the Company's senior secured lender, and certain subsidiaries of the Company, on October 1, 2003, the Company, among other things, extended the maturity date of such agreement from May 31, 2004 to May 31, 2005, modified the minimum effective tangible net worth provision, modified the maximum debt-to-effective tangible net worth provision, and eliminated certain other covenants. A copy of the Second Amended and Restated Revolving Credit Loan Agreement is attached hereto as Exhibit 99.1.

         On October 1, 2003, the Company amended its subordinated note payable to O'Donnell & Masur, L.P., dated October 26, 2001. In the amendment, the Company extended the maturity date from May 31, 2004 to May 31, 2005. A copy of the Extension Agreement is attached hereto as Exhibit 99.2.

         On October 2, 2003, the Company issued a press release announcing the foregoing amendments. A copy of the press release is attached hereto as Exhibit
99.3. Exhibits 99.1, 99.2 and 99.3 are each hereby incorporated herein by this reference.

ITEM 7.           EXHIBITS

                  (c)      Exhibits
                           The following exhibits are filed herewith:

                           99.1 Second Amended and Restated Revolving Credit Loan Agreement, dated October 1, 2003, among the Company, Comerica Bank and the other parties signatories thereto.

                           99.2 Extension Agreement, dated October 1, 2003, between the Company and O'Donnell & Masur, L.P.

                           99.3     Press Release

                            [SIGNATURE PAGE FOLLOWS]

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         BESTWAY, INC.

                                         By: /s/ Beth A. Durrett
                                             -------------------
                                             Beth A. Durrett
                                             Chief Financial Officer

Date: October 3, 2003

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                                  EXHIBIT INDEX

Exhibit
Number                                  Description
------                                  -----------
99.1*             Second Amended and Restated Revolving Credit Loan Agreement,
                  dated October 1, 2003, among the Company, Comerica Bank and the other parties signatories thereto.

99.2*             Extension Agreement, dated October 1, 2003, between the
                  Company and O'Donnell & Masur, L.P.

99.3*             Press Release.

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* Filed herewith